UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 12, 2017

OWC Pharmaceutical Research Corp.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

30 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2017, OWC Pharmaceutical Research Corp. (the "Registrant") accepted the resignation of Shmuel De-Saban as Chief Financial Officer of the Registrant and its wholly-owned Israeli subsidiary, One World Cannabis Ltd, positions he has held since his appointment in June 2014. In Mr. De-Saban's letter of resignation, a copy of which is attached as Exhibit 17.5 hereto, Mr. De-Saban stated that "the reason for my resignation is to permit me to pursue other business interests. I have had no disagreements with the operations, policies or practices of the Registrant or its subsidiary."

The Registrant anticipates appointing a new CFO on or about July 1, 2017, until which date Mr. Mordechai Bignitz, who is the Registrant's CEO and Chairman and is also a CPA and accountant by education and training, will serve as Interim CFO.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.5	Letter of Resignation of Mr. Shmuel De-Saban dated June 12, 2017, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By: /s/ Mordechai Bignitz
Name: Mordechai Bignitz
Title: Chief Executive Officer

Date: June 14, 2017